As filed with the Securities and Exchange Commission on March 29, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             BURR-BROWN CORPORATION

             (Exact name of registrant as specified in its charter)

              DELAWARE                                     86-0445468
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                  6730 TUCSON BOULEVARD, TUCSON, ARIZONA 85706
               (Address of principal executive offices) (Zip Code)

                             BURR-BROWN CORPORATION
                             FUTURE INVESTMENT TRUST
                            (Full title of the plan)

                                 SYRUS P. MADAVI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             BURR-BROWN CORPORATION
                  6730 TUCSON BOULEVARD, TUCSON, ARIZONA 85706
                     (Name and address of agent for service)
                                 (602) 746-1111
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                             Proposed           Proposed
   Title of                                                   Maximum            Maximum
  Securities                            Amount               Offering           Aggregate             Amount of
     to be                              to be                  Price            Offering            Registration
  Registered                          Registered             per Share            Price                  Fee

Future Investment Trust:
Common Stock,                          500,000(1)             $18.75(2)        $9,375,000(2)          $3,232.75
$0.01 par value
================================================================================================================


(1) In addition to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests under the Burr-Brown Corporation Future Investment Trust (the "Plan") to be offered or sold pursuant to the Plan.

(2) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Burr-Brown Corporation (the "Registrant").

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the high and low selling prices per share of the Registrant's Common Stock of on March 22, 1996 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Burr-Brown Corporation (the "Registrant") and the Burr-Brown Corporation Future Investment Trust (the "Plan") hereby incorporate by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

                         a. (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

                                 (2) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994, filed with the SEC on June 28, 1995;

                         b. The Registrant's Registration Statement No. 0-011438 on Form 8-A filed with the SEC on August 1, 1989, as amended, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  The Registrant's Restated Certificate of Incorporation provides that no director or member of the Executive Committee of the Registrant's Board of Directors will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's or member's breach of fiduciary duty. However, this does not apply with respect to any action in which such person would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware, nor does it apply with respect to any liability arising from the fact that such person (i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or
(iv) derived an improper personal benefit.

                  Pursuant to the provisions of Section 145 of the General Corporation Law of Delaware, Registrant has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed

                                      II-1.

action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the Registrant, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interests, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, feels that in the light of all the circumstances indemnification should apply.

                  To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled pursuant to Section 145 to indemnification as described above. Section 145 also grants power to advance litigation expenses upon receipt of any undertaking to repay such advances in the event no right to indemnification is subsequently shown. The Registrant may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute.

Item 7.  Exemption from Registration Claimed

                  Not applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
 --------------       -------

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration No. 0-11438 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).

     5                Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Independent Auditors - Ernst & Young LLP.

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1              Burr-Brown Corporation Future Investment Trust.

    99.2              Internal Revenue Service Determination Letter dated April
                      13, 1988.

                                      II-2.

Item 9.  Undertakings.

                      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

                      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act and each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the 1933 Act, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

                                      II-3.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee of the Burr-Brown Corporation Future Investment Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of TUCSON, State of Arizona, on MARCH 1, 1996.

                                  BURR-BROWN CORPORATION
                                  FUTURE INVESTMENT TRUST

                                  By First Interstate Bank of
                                      Arizona, N.A., as Plan Trustee

                                  By /s/ Charles Pavella
                                    --------------------------------------------
                                  Title   Vice President
                                       -----------------------------------------

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on this 27th day of March, 1996.

                                  BURR-BROWN CORPORATION

                                  By       /s/ S. P. Madavi
                                           -------------------------------------
                                           Syrus P. Madavi
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Burr-Brown Corporation, a Delaware corporation, do hereby constitute and appoint Syrus P. Madavi and John L. Carter and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                                      II-4.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                     Title                                 Date
----------                     -----                                 ----

/s/ S. P. Madavi               President, Chief                        March 27, 1996
---------------------------                                   -----------------
Syrus P. Madavi                Executive Officer and
                               Director (Principal
                               Executive Officer)

/s/ John L. Carter             Executive Vice President                March 27, 1996
---------------------------                                   -----------------
John L. Carter                 Chief Financial Officer
                               (Principal Financial and
                               Accounting Officer)

/s/ Thomas R. Brown, Jr.       Chairman of the Board                   March 27, 1996
---------------------------                                   -----------------
Thomas R. Brown, Jr.


/s/ John S. Anderegg, Jr.      Director                                March 27, 1996
---------------------------                                   -----------------
John S. Anderegg

                               Director                                March 27, 1996
---------------------------                                   -----------------
Thomas J. Troup

/s/ Bob J. Jenkins             Director                                March 27, 1996
---------------------------                                   -----------------
Bob J. Jenkins

/s/ James A. Riggs             Director                                March 27, 1996
---------------------------                                   -----------------
James A. Riggs

/s/ Francis J. Aguilar         Director                                March 27, 1996
---------------------------                                   -----------------
Francis J. Aguilar

/s/ Marcelo A. Gumucio         Director                                March 27, 1996
---------------------------                                   -----------------
Marcelo A. Gumucio

                                      II-5.

                                  EXHIBIT INDEX

 Exhibit Number       Exhibit
 --------------       -------

     4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration No. 0-11438 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).

     5                Opinion and Consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Independent Auditors - Ernst & Young LLP.

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

    24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

    99.1              Burr-Brown Corporation Future Investment Trust.

    99.2              Internal Revenue Service Determination Letter dated April
                      13, 1988.